DEFINITIVE INFORMATION STATEMENT
OCTAGON 88 RESOURCES, INC.
19 Briar Hollow Lane, Suite 263,
Houston, Texas
77027
(713) 552-9800

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

OCTAGON 88 RESOURCES, INC.
a Nevada corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual Meeting of the Shareholders of Octagon 88 Resources, Inc. (the “Corporation”).  Such meeting to be held at the Board Room of International Securities Group Inc., 1530 – 9th Avenue S.E., Calgary, Alberta, T2G 0T7, on Tuesday, May 25, 2010 at the hour of 10:00 o’clock  in the forenoon, Mountain Daylight Time, for the following purposes:

1.	to set the number of directors at four and to elect the Members of the Board of Directors for the ensuing year;
2.	to approve the appointment of the firm of Cordovano and Honeck LLP as the Corporation’s independent auditors for the fiscal year 2010; and
3.	to transact such other business as may properly come before the meeting.

Only shareholders of record as of the close of business on the 3rd day of May, 2010 will be entitled to vote at this Meeting.

The Corporation is not soliciting Proxies in connection with this Meeting.  However, you have the option of submitting a Proxy instead of attending the Meeting.  If you elect to use a Proxy and require a sample form of Proxy, please contact the Corporation’s agent by telephone at (403) 693-8000 or e-mail to dwhryhor@yahoo.com and a sample will be provided to you for your convenience. You may use the designated Proxy holder on the sample Proxy provided at your request or you may insert another person that you so desire to attend and vote in your stead.

Dated at Calgary, Alberta this 5th day of May, 2010.

BY ORDER OF THE BOARD OF DIRECTORS OF
OCTAGON 88 RESOURCES, INC.

/s/ Donald W. Hryhor
Donald W. Hryhor
President & Chief Executive Officer

INFORMATION STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2010

This Information Statement is being first mailed on May 5, 2010, to the shareholders of Octagon 88 Resources, Inc., a Nevada corporation (the “Corporation”), by the Board of Directors for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 o’clock in the forenoon, Mountain Daylight Time on Tuesday, May 25, 2010, at the Board Room of International Securities Group Inc, 1530 – 9th Ave SE, Calgary, Alberta, T2G 0T7 or at such other times and places to which the Meeting may be adjourned (the “Meeting Date”).

The purpose of the Meeting is to consider and act upon (i) to set the number of directors at four and to elect the  Members of the Board of Directors for the ensuing year;  (ii) to approve the appointment of  the firm of Cordovano and Honeck LLP as the Corporation’s independent auditors for the fiscal year 2010; and (iii) to transact such other business at may properly come before the meeting.

RECORD DATE

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on May 3, 2010 (the “Record Date”), at which time the Corporation had issued and outstanding 38,642,000 shares of  common stock, $0.0001 par value (the “Common Stock”).  The shares of Common Stock constitute the only outstanding voting securities of the Corporation entitled to be voted at the Meeting.

NO DISSENTERS' RIGHT OF APPRAISAL

The Corporation’s shareholders do not have dissenter’s rights of appraisal in connection with any of the matters to be voted on by the shareholders at the annual meeting.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Save for as disclosed herein, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the election of directors for the coming year or the retention of Cordovano and Honeck LLP as our independent auditors for the coming year that is not shared by all stockholders, with the exception that only the persons who are elected directors at the annual meeting will serve in those capacities.

ITEM NO. 1                                ELECTION OF BOARD OF DIRECTORS

Pursuant to the Bylaws of the Corporation, the number of directors shall consist of one or more members, the number thereof to be determined from time to time by the Board of Directors of the Corporation.  The Board of Directors has determined to set the number of Directors at four.  The Corporation currently has four (4) elected directors, and management is requesting that the number of directors to hold office until the next Annual General Meeting be set at four.  At this time there are a total of two nominees for election as directors and thus there are two directors to be elected for terms expiring at the Corporation’s Annual Meeting of Shareholders in 2010 or until their successors have been elected and qualified.  Should the shareholders approve the number of directors to be set at four, the Board is requesting that the shareholders authorize  the Board of Directors to accept and approve new directors to fill the additional two positions not filled at this Annual General Meeting, .

Three of our current directors have notified the Corporation that they do not intend to stand for re-election at this Annual General Meeting.  The three retiring directors, Mr. Nicholson, Mr. Bateman and Ms. McDuffie did not determine not to stand for re-election as a result of any disagreement with the Corporation on any matter relating to the Corporation's operations, policies, or practices. There are a total of two nominees for the election as directors.  Shareholders will elect two directors from the two nominees.  It is intended that the names of the persons indicated in the following table will be placed in nomination.  Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.  Pursuant to NRS 78.360 of the Nevada Revised Statutes provides that at the election of directors of the Corporation each holder of stock possessing voting power is entitled to as many votes as equal the number of his shares of stock multiplied by the number of directors to be elected, and the shareholder may cast all of his votes for a single director or may distribute them among the number to be voted for or any two or more of them, as the shareholder may see fit.

To exercise the right of cumulative voting, one or more of the stockholders requesting cumulative voting must give written notice to the president or secretary of the corporation that the stockholder desires that the voting for the election of directors be cumulative.  The notice must be given not less than 48 hours before the time fixed for holding the meeting, if notice of the meeting has been given at least 10 days before the date of the meeting, and otherwise not less than 24 hours before the meeting.  At the meeting, before the commencement of voting for the election of directors, an announcement of giving of the notice must be made by the chairman or the secretary of the meeting or by the stockholder giving the notice.

One of the nominees for the Board of Directors, Mr. Donald W. Hryhor, has previously served as a director of the Corporation, as noted under his name.  The nominees for our current Board of Directors are as follows:

Name	Age	Commence Service
Donald W. Hryhor Chief Executive Officer and President	54	April 27, 2010
Jacqueline Danforth	38	No prior directorship with the Corporation

The nominee’s respective biographical and business experience is set forth below:

Donald W. Hryhor, Chief Executive Officer, President and Member of the Board of Directors

Mr. Hryhor joined the Board of Directors on April 27, 2010 and was appointed President and Chief Executive Officer.  Donald Hryhor has over 35 years of hands-on experience within various disciplines of the oil exploration industry. From June 1972 to October 1988, Mr. Hryhor trained with Hryhor Geophysical Ltd., a consulting firm involved in numerous major oilfield discoveries throughout the world, including the British North Sea, U.K., Rainbow Lake, Zama, South Ricinus, and Western Canada, the U.S. Gulf Coast and Texas.

During the past 20 years, Mr. Hryhor independently compiled extensive and proprietary geotechnical studies and reservoir analyses within North America, incorporating over 600,000 wells. His research and geological studies generated prospects located at Yoyo, Bougie, Lucy, Clarke Lake and Helmet in northeast B.C., Sturgeon Lake, Crossfield and Peace River in Alberta, and the N.W.T. Utilizing his vast technical database. Mr. Hryhor was instrumental in Tamm Oil and Gas Corp. ("TAMO") identifying and acquiring the mineral rights within the Manning Alberta prospect, now estimated to contain over 3 Billion barrels of original oil in place.

Mr. Hryhor founded Canadian Wildcat Exploration Limited in 1988, Scarlet Exploration Inc. ("V.SCO") in 1993, and Grand River Resources Inc. in 1995. He has been employed with Thunder River Energy Inc. since April 1996 and currently acts as Director, President and CEO of Thunder River Energy Inc. (and Thunder's subsidiary, CIMA Holdings Inc. in New Mexico), and operates privately as President and CEO of Canadian Wildcat Corporation and Western Crown Corporation.

Mr. Hryhor is currently a director of TAMM Oil and Gas Corporation, a reporting issuer with the Securities and Exchange Commission, having joined the Board of Directors on August 29, 2008.

Jacqueline Danforth, Nominee

Over the past fourteen years, Ms. Danforth has worked for both private and publicly traded companies providing management services and corporate governance programs.  Ms. Danforth has extensive experience working with start up operations, including direct involvement with public and private corporations listed on both Canadian and US exchanges participating in all aspects of public reporting, corporate governance, corporate finance and shareholder communications.  She has worked in a broad range of industry sectors including natural resources, food services and technology, and manufacturing and has filled such roles as Vice- President, President, Chief Executive Officer and Chief Financial Officer.

From August 2001 to present, Ms. Danforth is the President and Chief Executive Officer of FACT Corporation, a publicly traded US corporation which has commercialized their proprietary food technologies in the form of more nutritious bake mixes to manufacturers and wholesale clients in the food industry.  Ms. Danforth is responsible for sales and marketing, complex financial reporting, intellectual property management, and overseeing the business and product development and R&D initiatives.

On March 14, 2007, Ms. Danforth was appointed as the acting Chief Financial Officer and a director of VioSolar, Inc., a company involved in the construction of solar parks; she has held the position of Chief Financial Officer and a director of Cascade Technologies Corp. from September 2008, a development-stage, medical imaging device company, and; on March 2008 was appointed as acting Chief Financial Officer and a director of Tire Environmental International Inc., a shell company seeking business acquisitions.   All of these companies, save for VioSolar, Inc which is quoted on the pink sheets, are quoted on the Over the Counter Bulletin Board. Ms. Danforth continues to provide consulting services on a limited basis to other private and public corporations, and serves as an independent director and/or officer on several private boards.

To the knowledge of management, during the past two years, no director, person nominated to become a director, executive officer, promoter or control person of the Corporation:

(1)	was a general partner or executive officer of any business entity that filed any bankruptcy petition, either at the time of the bankruptcy or two years prior to that time;
(2)	was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3)
was the subject of any order judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

(4)
was found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and Directors, and persons who own more than ten percent of the Corporation’s common shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, Directors, and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

The following represents each officer, director and beneficial owner of more than 10% of our securities who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year ending June 30 2009:

Name	Reporting Person	Form 3/# of transactions	Form 4/# of transactions	Form 5/# of transactions
Clinton F. Bateman	President, CEO, CFO and Director	Late/1	N/A	N/A
Kara B. McDuffie	Secretary-Treasurer and Director	Late/1	N/A	N/A

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors.  All matters that require Board approval are acted on either by unanimous written consent of the Board or by a majority at Board meetings.  The Board of Directors acted by unanimous written consent twice during the fiscal year ending June 30, 2009.

Audit Committee

The Board of Directors presently does not have an audit committee. Since there were no independent members of the Board during fiscal 2009 it was not feasible at this time to have an audit committee.   The Board of Directors performs the same functions as an audit committee.  The Board of Directors in performing its functions as an audit committee for fiscal 2009 determined that it had a financial expert, Mr. Clinton F. Bateman.  As Mr. Bateman is not standing for re-election and there will be only two directors appointed at this meeting, there will not be sufficient members to convene an audit committee.  Ms. Danforth would qualify as a financial expert if elected.

Nominating Committee

The Corporation does not have a nominating committee because the Corporation has to date been a small business issuer traded on the Over the Counter Bulletin Board and the Board of Directors felt  it was not necessary to have a separate nominating committee.  The functions customarily attributable to this committee are performed by the Board of Directors.  At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by the Corporation’s shareholders because historically the Corporation has not received recommendations from its shareholders and the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting the Corporation, time available for meetings and consultation regarding Corporation matters and other particular skills and experience possessed by the individual.

Family Relationships

Ms. Kara McDuffie, a current director and officer of the Corporation, is the daughter of Mr. Clinton Bateman, a current director and officer of the Corporation.   Neither Ms. McDuffie nor Mr. Bateman are standing for re-election at this Annual General Meeting.

Transactions with Related Persons

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

An officer and director of the Corporation, Mr. Clinton Bateman, on June 9, 2008, purchased 32,000,000 shares of common stock in a private offering at $0.00047 per share.

Ms. Kara McDuffie, an officer and director, purchased 42,000 restricted shares of our common stock on June 9, 2008 in a private offering at a price of $0.00047 per share.

Review, Approval or Ratification of Transactions with Related Persons

The Corporation does not currently have any written policies and procedures for the review, approval or ratification of any transactions with related parties.

Certain Legal Proceedings

There is no material proceeding to which any director, executive officer or affiliate of the Corporation, any owner of record or beneficially of more than five percent of any class of voting securities of the Corporation, is a party adverse to the Corporation or has a material interest adverse to the Corporation.

Code of Ethics

As of the date of this report, the Company has not adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  The Company intends to review and finalize the adoption of a code of ethics at such time as it concludes a merger or acquisition and commences business operations.   Upon adoption, the Company will file a copy of its code of ethics with the Securities and Exchange Commission as an exhibit to its annual report for the period during which the code of ethics is adopted.

Compensation Discussion and Analysis

Currently the Corporation has no compensation plans and does not pay any compensation to its directors and officers.

SUMMARY COMPENSATION TABLE

The following table sets forth information for the individuals who served as the senior executive officers of the Company during any portion of the last two fiscal years.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year ended June 30	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Clinton F. Bateman, President & Principal Executive Officer	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Clinton F. Bateman President & Principal Executive Officer	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Grants of Plan Based Awards

The Corporation had no stock options plans in fiscal 2008 or 2009.

Outstanding Equity Awards at Fiscal Year-End

The Corporation does not currently have any stock option or stock award plans, therefore no stock options or stock awards were granted during fiscal 2008 or 2009.

Directors Compensation –Fiscal 2009
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Clinton F. Bateman, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Kara B. McDuffie, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-

The Company has made no arrangements for the cash remuneration of its directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on the Company’s behalf.  No remuneration has been paid to the Company’s officers or directors for services to date.

ITEM 2                                         APPOINTMENT OF INDEPENDENT AUDITORS

During the periods ended June 30, 2009 and 2008, we incurred the following fees with our principal accountant, Cordovano and Honeck, LLP:

Description	Year Ended June 30, 2009	Inception, June 9, 2008 Through June 30, 2008
Audit fees	$5,000	$-
Audit related fees	3,605	-
Tax fees	-	-
All other fees	-	-
Total	$8,605	$-

Audit fees consist of fees for the audit of the Corporation's annual financial statements or the financial statements of the Corporation’s subsidiaries or services that are normally provided in connection with the statutory and regulatory filings of the annual financial statements.

Audit-related services include the review of the Corporation's financial statements and quarterly reports that are not reported as Audit fees.

Tax fees included tax planning and various taxation matters.

 ITEM 3.                             OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn.

QUORUM AND VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Corporation (the “Board of Directors”), provided a quorum is present.  Votes may be cast or withheld with respect to the Proposal to elect two members of the Board of Directors for terms expiring at the Corporation’s Annual Meeting of Shareholders in 2011.  Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our Common Stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on May 3, 2010.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of May 3, 2010, with respect to the beneficial ownership of the Corporation’s common stock by each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding common stock. Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable 5% stockholders have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.

Security Ownership of 5% stockholders

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS (1)
Common	Clinton F. Bateman	32,000,000 common shares held directly	82.81%

Common		32,000,000 common shares	82.81%
(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days of May 3, 2010 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding beneficially owned for the purpose of computing the percentage ownership of any other person. Subject to the paragraph above, the percentage ownership of outstanding shares is based on 38,642,000 shares of common stock outstanding as of May 3, 2010.

Security ownership of our board of directors and executive officers

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS (1)
Common	Clinton F. Bateman	32,000,000 common shares held directly	82.81%
Common	Kara McDuffie	42,000 common shares held directly	0.00%
Common	Donald Nicholson	0 common shares held directly	0.00%
Common	Donald Hryhor	0 common shares held directly	0.00%
Common	All officers and directors as a group	32,042,000 common shares	82.81%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days of May 3, 2010 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding beneficially owned for the purpose of computing the percentage ownership of any other person. Subject to the paragraph above, the percentage ownership of outstanding shares is based on 38,642,000 shares of common stock outstanding as of May 3, 2010.

SHAREHOLDERS PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Corporation consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934 as amended.  For such proposals to be considered for inclusion in the Proxy Statement or Information Statement for the 2011 Annual Meeting of Shareholders, such proposals must be received by the Corporation no later than May 30, 2011.  Any shareholder proposal submitted outside the process described above is considered untimely, if provided after May 30, 2011. Such proposals should be directed to Octagon 88 Resources, Inc. c/o 1530 9th Ave S.E., Calgary, Alberta T2G 0T7 to the Attention of the Board of Directors.

A copy of this Information Statement is being delivered to each security holder regardless whether they share one address, unless we had received contrary instructions.  To make such a request, please contact in writing or by phone, to Octagon 88 Resources, Inc. c/o 1530 9th Ave S.E., Calgary, Alberta T2G 0T7, telephone number (403) 693-8000.  If you received more than one copy of this information statement and wish to reduce the number of reports you receive in the future, we will discontinue the mailing of reports on the accounts you select upon your request to the Corporation at the foregoing address.

Cost of Information Statement Solicitation

We will pay the cost of the distribution of this Information Statement. As required by the Securities and Exchange Commission (SEC), we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending this Information Statement to beneficial owners of our common stock.

By order of the Board of Directors

/s/ Donald W. Hryhor
Donald W. Hryhor
President & Chief Executive Officer